Exhibit 4(b)(3)

Form of Subordinated Medium-Term Note, Series C (Fixed Rate)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	$

No. FX –	CUSIP #

THE BEAR STEARNS COMPANIES INC.

SUBORDINATED MEDIUM-TERM NOTE, SERIES C
(FIXED RATE)

Interest Rate:

Interest Payment Date(s):

Original Issue Date:	Redeemable On and After:

Maturity Date:	Optional Repayment Date(s):

Minimum Denominations:

THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above on the Maturity Date shown above (the “Maturity Date”) and to pay interest thereon at the rate per annum equal to the Interest Rate shown above until the principal hereof is fully paid or duly made available for payment. The Company will pay interest (computed on the basis of a 360-day year of twelve 30-day months) in arrears on                    of each year (each an “Interest Payment Date”) commencing with the Interest Payment Date next following the Original Issue Date specified above (the “Original Issue Date”) provided that, if the Original Issue Date is later than the Regular Record Date (as defined below) and prior to the next succeeding Interest Payment Date, interest shall be so payable commencing with the second Interest Payment Date following the Original Issue Date, and on the Maturity Date, the Redemption Date, if any, or the Optional Repayment Date, if any, on said principal amount at the Interest Rate per annum specified above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Date referred to above, will, as provided in the Subordinated Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date, whether or not a Business Day (as defined below), 15 calendar days immediately preceding such Interest Payment Date, unless otherwise specified on the face hereof; provided, however, that interest payable on the Maturity Date, Redemption Date or Optional Repayment Date will be payable to the Person to whom the principal hereof shall be payable; and provided, further, however, that if an Interest Payment Date, Maturity Date, Redemption Date or Optional Repayment Date would fall on a day that is not a Business Day, the related payment of principal, premium, if any, or interest shall be made on the following day that is a Business Day and, unless otherwise specified on the face hereof, no interest shall accrue for the period from and after that Interest Payment Date, Maturity Date, Redemption Date or Optional Repayment Date, as the case may be, to the next Business Day. “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in New York City generally are authorized or required by law or executive order to close. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Subordinated Indenture.

Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date or Redemption Date or Optional Repayment Date, if any) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer of immediately available funds, if the registered holder of at least $10,000,000 in principal amount (or such other principal amount specified on the face hereof) of Notes entitled to such interest has so requested by a notice in writing delivered to the Trustee not less than 16 days prior to the Interest Payment Date on which such payment is due, which notice shall provide appropriate instructions for such transfer.

The principal hereof and interest due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RELATED TO THE SUBORDINATION OF THIS NOTE TO THE ISSUERS SENIOR INDEBTEDNESS, AS DEFINED ON THE REVERSE HEREOF.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

This Note is one of the series of Subordinated Medium-Term Notes, Series C, of the Company.

Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), the Trustee under the Subordinated Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

THE BEAR STEARNS COMPANIES INC.

By:

ATTEST:

Secretary

[Corporate Seal]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Subordinated Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Authorized Signature

[Reverse of Note]

THE BEAR STEARNS COMPANIES INC.

SUBORDINATED MEDIUM-TERM NOTE, SERIES C
(FIXED RATE)

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Subordinated Indenture dated as of [         ], as amended (herein called the “ Subordinated Indenture”) between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Subordinated Indenture), to which  Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Subordinated Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Subordinated Indenture provided or permitted. This Note is one of a series of the Securities designated as Subordinated Medium-Term Notes, Series C (the “Notes”). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Subordinated Indenture.

This Note and all other obligations of the Company under the Subordinated Indenture will constitute part of the subordinated debt of the Company, and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of the Company. The Subordinated Indenture defines Senior Indebtedness as “Indebtedness for Money Borrowed,” whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, except “Indebtedness Ranking on a Parity with the Securities” or “Indebtedness Ranking Junior to the Securities” and any deferrals, renewals or extensions of the Senior Indebtedness. Each Holder of this Note, by accepting the same (a) agrees to and shall be bound by such subordination provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any such purposes.

If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, unless otherwise specified on the face hereof, this Note may be redeemed in whole or in part in increments of $1,000 (provided, unless a different minimum denomination is set forth on the face hereof, that any remaining principal amount of this Note shall be at least $25,000) at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified on the face hereof, not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). Except as set forth in the next paragraph, if no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to maturity. Unless otherwise specified on the face hereof, on and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 (provided, unless a different minimum denomination is set forth on the face hereof, that any remaining principal amount of this Note shall be at least $25,000) at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled “Option to Elect Repayment,” which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note’s tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled “Option to Elect Repayment,” which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Subordinated Indenture.

If a Default with respect to the Notes shall occur and be continuing, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of the Notes for the performance of any covenant or agreement in the Subordinated Indenture and may demand that the Company pay to it the whole amount then due and payable on such Notes.

The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Subordinated Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Subordinated Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Holders of Securities may not enforce their rights pursuant to the Subordinated Indenture or the Securities except as provided in the Subordinated Indenture. No reference herein to the Subordinated Indenture and no provision of this Note or the Subordinated Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Subordinated Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Unless otherwise specified on the face hereof, the Notes are issuable only in registered form without coupons in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Subordinated Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The interest rate payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Subordinated Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -			Custodian
		(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on                         , 20       (the “Optional Repayment Date”) at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned.)

For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations — 13th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $                                  ; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $25,000 or an integral multiple of $1,000 in excess of $25,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):  $                          .

Date:

Note: The signature to this Option to Elect Repayment must correspond with the same as written upon the face of this Note in every particular without alteration or enlargement.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned
hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature Guarantee)